Index supplement to the prospectus dated April 13, 2023, the prospectus supplement dated April 13, 2023, the prospectus addendum dated June 3, 2024, the product supplement no. 3-I dated April 13, 2023 and the underlying supplement no. 19-I dated April 13, 2023

Registration Statement Nos. 333-270004 and 333-270004-01
Dated August 8, 2025
Rule 424(b)(3)

AUGUST 2025

J.P. Morgan Tactical Blend Index

J.P.Morgan

Hypothetical and Actual Historical Monthly and Annual Returns

☐ Backtested ☐ Actual

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2006											0.52%	-1.17%	-0.66%
2007	-0.49%	0.88%	-1.05%	0.26%	-0.76%	-0.75%	-1.26%	0.78%	0.92%	0.52%	1.99%	-0.68%	0.30%
2008	0.08%	-0.12%	-0.19%	-0.16%	-0.19%	-1.39%	0.38%	1.78%	-0.84%	0.82%	0.00%	1.62%	1.76%
2009	-0.78%	-1.58%	1.44%	0.89%	1.78%	1.00%	3.00%	1.03%	1.98%	0.35%	1.75%	-0.11%	11.20%
2010	0.23%	-0.10%	1.01%	1.18%	-1.57%	1.44%	1.70%	1.95%	1.55%	0.82%	0.43%	-0.32%	8.59%
2011	-0.47%	0.17%	0.11%	1.46%	0.90%	-1.03%	1.74%	-0.11%	-0.64%	1.18%	0.03%	1.79%	5.22%
2012	0.93%	0.41%	-1.43%	0.42%	0.85%	1.34%	2.71%	-0.41%	0.68%	0.28%	0.54%	-0.16%	6.29%
2013	-0.04%	1.76%	1.52%	0.69%	-2.86%	0.07%	0.30%	-0.49%	-0.38%	1.40%	0.04%	0.00%	1.94%
2014	0.52%	1.58%	0.37%	1.36%	2.06%	0.32%	-0.77%	2.30%	-1.25%	2.00%	1.43%	0.55%	10.91%
2015	2.31%	-0.44%	-0.37%	-1.06%	0.93%	-1.12%	1.23%	-2.20%	0.39%	1.04%	-0.58%	-0.18%	-0.13%
2016	-0.18%	0.41%	1.81%	0.31%	0.14%	3.77%	1.21%	-0.59%	-0.27%	-0.50%	0.98%	0.81%	8.12%
2017	-0.78%	1.72%	-0.85%	0.58%	0.72%	-0.29%	0.43%	0.79%	-0.50%	0.34%	0.14%	0.43%	2.73%
2018	-0.40%	-1.37%	-0.34%	0.93%	1.03%	1.13%	0.67%	0.61%	-0.46%	-0.32%	0.82%	-1.83%	0.41%
2019	1.48%	0.07%	2.54%	0.19%	1.76%	2.65%	0.27%	2.63%	-0.26%	-0.20%	-0.07%	0.09%	11.63%
2020	1.56%	-0.69%	-0.72%	0.68%	0.46%	-0.34%	0.80%	-0.05%	-0.28%	-0.12%	0.80%	0.80%	2.91%
2021	-1.01%	-0.31%	2.54%	-0.23%	-0.60%	0.08%	1.15%	0.10%	-1.57%	0.89%	-0.17%	1.51%	2.32%
2022	-1.32%	-0.34%	1.81%	1.47%	-0.56%	0.01%	1.54%	-0.06%	-0.22%	1.27%	-0.59%	-1.77%	1.16%
2023	0.83%	-1.74%	-0.92%	0.33%	-1.72%	0.51%	-0.70%	0.07%	0.02%	-0.37%	0.97%	1.78%	-0.99%
2024	-0.35%	-0.28%	0.81%	-1.49%	-0.09%	-0.26%	1.71%	1.16%	0.64%	-2.20%	0.59%	-0.67%	-0.50%
2025	0.46%	0.34%	-0.25%	-1.06%	-0.79%	-0.30%	-0.50%						-2.09%

Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation.

Historical performance measures for the Index represent hypothetical backtested performance through March 29, 2023 and the actual performance of the Index from March 30, 2023 through July 31, 2025. Please see "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting.

Except as noted above and in the sections entitled "Use of hypothetical backtested returns" at the end of this document, the hypothetical monthly and annual returns set forth above were determined using the methodology currently used to calculate the Index. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS.

Investing in the notes linked to the Index involves a number of risks. See "Selected Risks" on the last page of this document, "Risk Factors" in the prospectus supplement and the relevant product supplement and underlying supplement and "Selected Risk Considerations" in the relevant pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Hypothetical and Actual Historical Average Monthly Weights

☐ Backtested ☐ Actual

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Jul 25	20.03%	65.79%	–
Jun 25	22.05%	36.66%	19.45%
May 25	18.50%	60.35%	3.52%
Apr 25	12.48%	60.09%	–
Mar 25	19.76%	64.31%	–
Feb 25	23.91%	41.57%	22.42%
Jan 25	26.13%	–	49.50%

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 24	24.61%	–	46.16%
Nov 24	21.22%	38.50%	16.38%

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16, 2012, hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19, 2012 to August 27, 2020, hypothetical backtested performance using the actual performance of each Basket Constituent from August 28, 2020 to March 29, 2023, and actual performance from March 30, 2023 to July 31, 2025.

While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16, 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

AUGUST 2025 | J.P. Morgan Tactical Blend Index

J.P.Morgan

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Oct 24	19.47%	60.91%	–
Sep 24	19.45%	62.58%	–
Aug 24	19.05%	62.32%	–
Jul 24	18.50%	62.14%	–
Jun 24	18.31%	61.83%	–
May 24	21.33%	40.39%	19.11%
Apr 24	21.92%	30.49%	21.46%
Mar 24	19.54%	49.62%	–
Feb 24	19.05%	49.61%	–
Jan 24	18.85%	49.53%	–

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 23	18.20%	51.28%	–
Nov 23	20.06%	25.00%	23.45%
Oct 23	23.32%	–	51.57%
Sep 23	22.18%	11.19%	40.98%
Aug 23	22.87%	–	48.38%
Jul 23	22.39%	19.67%	32.47%
Jun 23	19.61%	51.85%	4.21%
May 23	18.35%	52.98%	–
Apr 23	18.81%	41.17%	–
Mar 23	20.55%	20.22%	22.54%
Feb 23	15.69%	44.07%	–
Jan 23	15.66%	44.05%	–

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 22	18.66%	23.89%	15.61%
Nov 22	18.19%	–	27.60%
Oct 22	16.60%	–	31.30%
Sep 22	19.64%	5.81%	37.80%
Aug 22	20.14%	19.53%	26.59%
Jul 22	19.37%	–	39.71%
Jun 22	16.51%	–	41.47%
May 22	16.17%	–	46.16%
Apr 22	22.28%	–	46.88%
Mar 22	21.12%	–	47.57%
Feb 22	20.76%	–	52.04%
Jan 22	20.62%	33.10%	28.82%

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 21	20.60%	24.44%	32.20%
Nov 21	20.77%	9.55%	41.12%
Oct 21	19.68%	8.04%	40.25%
Sep 21	17.91%	66.32%	–
Aug 21	18.84%	77.76%	–
Jul 21	18.50%	78.01%	–

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16, 2012, hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19, 2012 to August 27, 2020, hypothetical backtested performance using the actual performance of each Basket Constituent from August 28, 2020 to March 29, 2023, and actual performance from March 30, 2023 to July 31, 2025.

While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16, 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

AUGUST 2025 | J.P. Morgan Tactical Blend Index

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Jun 21	16.64%	68.47%	1.22%
May 21	20.76%	2.59%	46.40%
Apr 21	20.25%	–	48.22%
Mar 21	19.32%	2.14%	47.55%
Feb 21	14.86%	67.64%	1.28%
Jan 21	15.27%	76.33%	–

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 20	13.94%	75.78%	–
Nov 20	13.77%	45.12%	19.33%
Oct 20	12.44%	67.60%	4.84%
Sep 20	11.18%	73.97%	–
Aug 20	10.73%	69.69%	–
Jul 20	9.83%	63.25%	–
Jun 20	9.49%	44.11%	10.18%
May 20	8.20%	51.04%	–
Apr 20	5.89%	42.43%	–
Mar 20	5.99%	33.95%	–
Feb 20	26.98%	71.50%	–
Jan 20	27.57%	68.16%	–

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 19	27.00%	45.81%	15.47%
Nov 19	26.85%	31.47%	24.64%
Oct 19	26.95%	55.78%	–
Sep 19	27.18%	45.99%	–
Aug 19	23.53%	54.90%	–
Jul 19	23.13%	47.47%	–
Jun 19	26.16%	61.45%	–
May 19	25.22%	80.93%	–
Apr 19	27.65%	80.02%	–
Mar 19	27.49%	78.57%	–
Feb 19	24.77%	76.73%	–
Jan 19	19.41%	90.80%	–

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 18	22.96%	28.47%	31.80%
Nov 18	25.41%	–	45.45%
Oct 18	23.62%	–	44.47%
Sep 18	24.08%	62.34%	7.74%
Aug 18	22.33%	71.08%	–
Jul 18	24.97%	79.29%	–
Jun 18	26.74%	36.72%	26.28%
May 18	26.45%	–	48.00%
Apr 18	23.65%	–	45.78%
Mar 18	23.01%	–	47.15%

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16, 2012, hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19, 2012 to August 27, 2020, hypothetical backtested performance using the actual performance of each Basket Constituent from August 28, 2020 to March 29, 2023, and actual performance from March 30, 2023 to July 31, 2025.

While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16, 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

AUGUST 2025 | J.P. Morgan Tactical Blend Index

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Feb 18	19.90%	9.62%	38.81%
Jan 18	24.33%	61.82%	–

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 17	26.52%	57.92%	8.32%
Nov 17	26.05%	46.57%	17.92%
Oct 17	24.13%	73.54%	0.41%
Sep 17	23.34%	65.07%	–
Aug 17	21.60%	72.71%	–
Jul 17	20.98%	69.57%	–
Jun 17	21.53%	71.39%	–
May 17	21.25%	71.44%	–
Apr 17	20.95%	70.26%	–
Mar 17	21.40%	58.07%	6.07%
Feb 17	23.58%	35.30%	22.83%
Jan 17	23.33%	–	36.22%

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 16	22.67%	–	40.05%
Nov 16	20.52%	–	36.86%
Oct 16	23.64%	16.41%	32.71%
Sep 16	17.01%	47.83%	–
Aug 16	22.16%	56.08%	–
Jul 16	21.01%	52.25%	–
Jun 16	22.21%	64.19%	–
May 16	22.94%	73.50%	–
Apr 16	22.27%	76.77%	–
Mar 16	25.12%	74.47%	–
Feb 16	20.64%	77.23%	3.87%
Jan 16	18.73%	–	28.98%

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 15	18.93%	22.14%	16.83%
Nov 15	22.20%	47.11%	16.45%
Oct 15	22.57%	87.50%	–
Sep 15	16.06%	72.53%	3.75%
Aug 15	18.57%	–	32.76%
Jul 15	19.79%	–	32.70%
Jun 15	22.77%	–	30.54%
May 15	20.06%	–	31.57%
Apr 15	20.99%	52.82%	4.32%
Mar 15	18.65%	45.27%	–
Feb 15	25.31%	59.32%	–
Jan 15	24.68%	56.23%	–

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16, 2012, hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19, 2012 to August 27, 2020, hypothetical backtested performance using the actual performance of each Basket Constituent from August 28, 2020 to March 29, 2023, and actual performance from March 30, 2023 to July 31, 2025.

While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16, 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

AUGUST 2025 | J.P. Morgan Tactical Blend Index

J.P.Morgan

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 14	23.82%	57.83%	–
Nov 14	23.58%	59.52%	–
Oct 14	22.07%	55.35%	–
Sep 14	18.77%	59.48%	–
Aug 14	19.58%	67.02%	–
Jul 14	20.97%	64.75%	–
Jun 14	20.45%	66.41%	–
May 14	20.93%	78.76%	–
Apr 14	19.76%	80.53%	–
Mar 14	18.43%	75.25%	–
Feb 14	18.02%	75.53%	–
Jan 14	17.61%	74.00%	–

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 13	16.46%	69.72%	–
Nov 13	17.00%	70.99%	–
Oct 13	15.97%	66.69%	–
Sep 13	18.74%	17.06%	29.35%
Aug 13	18.32%	–	36.86%
Jul 13	20.73%	–	36.75%
Jun 13	19.29%	0.39%	38.11%
May 13	20.10%	71.02%	2.21%
Apr 13	20.36%	51.10%	17.50%
Mar 13	21.57%	–	43.59%
Feb 13	22.21%	10.26%	40.76%
Jan 13	22.35%	74.28%	10.81%

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 12	19.88%	87.55%	–
Nov 12	20.55%	94.86%	–
Oct 12	20.98%	88.73%	–
Sep 12	21.07%	70.63%	–
Aug 12	21.15%	80.18%	–
Jul 12	21.17%	89.08%	–
Jun 12	21.17%	73.43%	8.01%
May 12	20.63%	57.16%	17.29%
Apr 12	20.15%	26.90%	29.45%
Mar 12	18.87%	54.82%	13.35%
Feb 12	19.74%	91.53%	–
Jan 12	19.30%	88.25%	–

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 11	18.79%	31.56%	28.08%
Nov 11	18.90%	69.22%	6.32%
Oct 11	18.10%	78.34%	–
Sep 11	15.71%	67.55%	–

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16, 2012, hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19, 2012 to August 27, 2020, hypothetical backtested performance using the actual performance of each Basket Constituent from August 28, 2020 to March 29, 2023, and actual performance from March 30, 2023 to July 31, 2025.

While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16, 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

AUGUST 2025 | J.P. Morgan Tactical Blend Index

J.P.Morgan

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Aug 11	12.64%	49.87%	–
Jul 11	19.38%	82.43%	–
Jun 11	18.06%	85.58%	–
May 11	16.94%	79.08%	–
Apr 11	16.48%	75.81%	–
Mar 11	18.44%	66.62%	8.63%
Feb 11	19.50%	–	39.63%
Jan 11	17.07%	–	35.25%

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 10	19.32%	–	35.99%
Nov 10	15.32%	41.28%	9.14%
Oct 10	17.63%	70.62%	–
Sep 10	19.06%	59.44%	–
Aug 10	18.43%	79.52%	–
Jul 10	17.88%	81.17%	–
Jun 10	15.56%	68.70%	–
May 10	13.62%	75.59%	–
Apr 10	15.44%	79.90%	–
Mar 10	15.54%	70.94%	3.76%
Feb 10	16.34%	55.69%	12.49%
Jan 10	16.17%	82.22%	–

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 09	15.96%	81.58%	–
Nov 09	14.17%	73.84%	–
Oct 09	15.07%	78.67%	–
Sep 09	14.33%	75.76%	–
Aug 09	14.17%	72.93%	–
Jul 09	12.16%	73.95%	–
Jun 09	11.19%	63.43%	–
May 09	11.59%	83.14%	–
Apr 09	11.77%	71.91%	5.01%
Mar 09	9.83%	74.77%	–
Feb 09	10.20%	74.46%	–
Jan 09	9.95%	74.43%	–

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 08	7.81%	63.84%	–
Nov 08	6.21%	8.85%	19.85%
Oct 08	5.75%	1.34%	20.30%
Sep 08	15.39%	54.61%	8.14%
Aug 08	13.09%	–	26.87%
Jul 08	13.53%	–	30.80%
Jun 08	14.78%	7.75%	28.83%
May 08	20.30%	79.46%	–

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16, 2012, hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19, 2012 to August 27, 2020, hypothetical backtested performance using the actual performance of each Basket Constituent from August 28, 2020 to March 29, 2023, and actual performance from March 30, 2023 to July 31, 2025.

While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16, 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

AUGUST 2025 | J.P. Morgan Tactical Blend Index

J.P.Morgan

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Apr 08	21.13%	72.33%	–
Mar 08	20.54%	64.83%	–
Feb 08	19.57%	77.63%	–
Jan 08	19.82%	69.78%	–

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 07	20.88%	56.53%	–
Nov 07	18.64%	86.67%	–
Oct 07	18.59%	84.36%	–
Sep 07	19.26%	78.69%	–
Aug 07	16.54%	26.37%	26.33%
Jul 07	15.53%	–	33.43%
Jun 07	17.41%	–	37.69%
May 07	17.87%	58.62%	12.10%
Apr 07	17.53%	84.16%	–
Mar 07	16.80%	84.36%	–
Feb 07	13.48%	67.99%	–
Jan 07	15.46%	75.00%	–

	Equity	Bond	Currency
	J.P. Morgan U.S. Low Volatility Index	J.P. Morgan Core Bond℠ Index	Invesco DB US Dollar Index Bullish Fund
Dec 06	16.13%	78.48%	–
Nov 06	16.17%	84.18%	–

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16, 2012, hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19, 2012 to August 27, 2020, hypothetical backtested performance using the actual performance of each Basket Constituent from August 28, 2020 to March 29, 2023, and actual performance from March 30, 2023 to July 31, 2025.

While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16, 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

AUGUST 2025 | J.P. Morgan Tactical Blend Index Selected Risks  J.P. Morgan Securities LLC (“JPMS”), as the Index Sponsor and the Index Calculation Agent, may adjust the Index in a way that atfects its level, and JPMS has no obligation to consider any person’s interests.  The Index is calculated on an excess return basis, net of US Fed Funds Etfective Rate and is subject to a 0.85% per annum daily deduction.  The Index may not be successful or outperform any alternative strategy that might be employed in respect of the Portfolio Constituents.  The Index is not expected to approximate the Target Volatility.  The Index should not be compared to any other index or strategy sponsored by any affiliates of JPMorgan Chase & Co. (each, a “J.P. Morgan Index”) and cannot necessarily be considered a revised, enhanced or modified version of any other J.P. Morgan Index.  The Index may be significantly uninvested.  A significant portion of the Index’s exposure may be allocated to the Selected Defensive Constituent.  The Index may be more heavily influenced by the performance of the Equity Constituent than the performance of the Selected Defensive Constituent in general over time.  Correlation of performances between the Portfolio Constituents may reduce the performance of the Index.  Changes in the values of the Portfolio Constituents may otfset each other.  Hypothetical back - tested data relating to the Index do not represent actual historical data and are subject to inherent limitations.  If the value of a Portfolio Constituent changes, the level of the Index may not change in the same manner.  The Index comprises notional assets and liabilities.  The Index has a very limited operating history and may perform in unanticipated ways.  The Index is subject to market risks.  The investment strategy used to construct the Index involves rebalancing from time to time.  The Index determines the Selected Defensive Constituent based on the momentum of the Bond Constituent.  There are risks associated with the momentum investment strategy underlying the rebalancing methodology of the Index.  A Portfolio Constituent may be replaced by a substitute index or ETF upon the occurrence of certain extraordinary events.  The Index seeks to allocate notional exposure between the Equity Constituent and the Selected Defensive Constituent so that the risk associated with each constituent is roughly equal. However, the Index methodology may not be successful at achieving “risk - parity” among the Portfolio Constituents.  The Portfolio Constituents will likely be unequally weighted in the Index. The risks identified above are not exhaustive. You should also review carefully the related “Risk Factors” section in the prospectus supplement and the relevant product supplement and underlying supplement and the “Selected Risk Considerations” in the relevant pricing supplement. Disclaimer Important Information The information contained in this document is for discussion purposes only . Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved . All information herein is subject to change without notice, however, J . P . Morgan undertakes no duty to update this information . In the event of any inconsistency between the information presented herein and any otfering documents, the otfering documents shall govern . Use of hypothetical backtested returns Any backtested historical performance information included herein is hypothetical . The constituents and proxy constituents may not have traded together in the manner shown in the hypothetical backtest of the Index included herein, and no representation is being made that the Index will achieve similar performance . There are frequently significant ditferences between hypothetical backtested performance and actual subsequent performance . The use of alternative “proxy” information may create additional ditferences between hypothetical backtested and actual performance and allocations . The results obtained from backtesting information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index . J . P . Morgan provides no assurance or guarantee that investments linked to the Index will operate or would have operated in the past in a manner consistent with these materials . The hypothetical historical levels presented herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations . Alternative simulations, techniques, modeling or assumptions might produce significantly ditferent results and prove to be more appropriate . Actual results will vary, perhaps materially, from the hypothetical backtested returns and allocations presented in this document . HISTORICAL AND BACKTESTED PERFORMANCE AND ALLOCATIONS ARE NOT INDICATIVE OF FUTURE RESULTS . Use of alternative performance The information provided herein uses “backtesting” and considers other hypothetical circumstances to estimate how the Index may have performed and how Basket Constituents may have been allocated prior to the actual existence of the Index . Prior to 6 / 10 / 08 , the Index’s hypothetical backtested performance relies on, and its weights are applied to, alternative “proxy” performance for some of the Basket Constituents identified above . Additionally, alternative performance information for certain Basket Constituents may have been considered in determining hypothetical weight allocations for such Basket Constituents after this date . Prior to each such Basket Constituent’s launch and satisfaction of a minimum liquidity standard, the backtesting uses (in lieu of actual performance) alternative performance derived from the reference index tracked by that Basket Constituent as of the Index’s live date, after deduction of hypothetical fund expenses (in each case, as specified in the accompanying parenthetical) equal to that Basket Constituent’s expense ratio as of the Index’s live date, as follows : Deutsche Bank US Dollar Index Long Future Index was used as a proxy for UUP through 6 / 9 / 08 ( 0 . 79 % p . a . ) ; . Prior to the relevant date of last use of proxy specified above for a particular Basket Constituent, the hypothetical allocation to such Basket Constituent in the hypothetical and actual historical monthly weights tables above was actually made to the relevant proxy identified in the preceding paragraph . Investment suitability must be determined individually for each investor, and investments linked to the Index may not be suitable for all investors . This material is not a product of J . P . Morgan Research Departments . Copyright © 2025 JPMorgan Chase & Co . All rights reserved . For additional regulatory disclosures, please consult : www . jpmorgan . com/disclosures . Information contained on this website is not incorporated by reference in, and should not be considered part of, this document . This monthly update document replaces and supersedes all prior written materials of this type previously provided with respect to the Index .